UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2008

Collexis Holdings, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)
001-33495 (Commission File Number)	20-0987069 (IRS Employer Identification No.)
1201 Main Street, Suite 980, Columbia, SC (Address of principal executive offices)	29201 (Zip Code)
(803) 727-1113 (Registrant’s telephone number, including area code)
n/a (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On April 7, 2008, Collexis Holdings, Inc., the registrant, initiated a private offering of up to 30,000,000 shares of our common stock at $.15 per share ($4,500,000), as previously disclosed in our Form 10-QSB filed on May 15, 2008. We subsequently increased the offering by 3,333,333 shares, or $500,000 in gross proceeds, to 33,333,333 shares ($5,000,000). We made the offering to our stockholders who have (a) previously purchased shares from us in private placements and (b) have represented that they are accredited investors. Through May 14, 2008, as previously disclosed in our Form 10-QSB filed on May 15, 2008, we had received subscription proceeds of $2,522,976 from investors for the purchase of 16,819,841 shares of our common stock. On July 7, 2008, we closed the private offering, which was fully subscribed. At the closing, we accepted the remaining subscription agreements for a total of 16,513,492 shares and received the total remaining subscription proceeds of $2,477,024. We instructed the transfer agent to issue the shares from the offering at that time.

We have used or will use the proceeds of this offering to make installment payments required under the terms of our recent acquisition agreements and for working capital. This private placement was conducted in reliance on exemptions from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. In support of those exemptions from registration, we will rely on the representations, warranties, certifications and agreements of the investors, including their representations that they are “accredited investors” as defined in Rule 501 of Regulation D and acquired the securities for their own accounts, for investment only and not for distribution or resale to others. There was no general solicitation, given that the offering was made only to a limited group of our current stockholders. Each investor agreed to hold the shares purchased in the offering for a minimum of one year. No placement fees were payable in connection with this offering. The share certificates evidencing the purchased shares will be affixed with a legend to indicate that the shares were sold in a private offering and their transfer is restricted.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         COLLEXIS HOLDINGS, INC.

Dated: July 9, 2008                              By:   /s/ Mark Murphy
                                                                Mark Murphy
                                                                Chief Financial Officer

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